Exhibit 10.38

November 7, 2018

Cyril Allouche

Dear Cyril:

This memo will confirm your current title and compensation as an Executive Officer at Revance Therapeutics:

Title:	Head of Finance, Corporate Controller & Principal Accounting Officer
Base Salary:	$265,000
Bonus Target %:	30%

Sincerely,

Justin Ford

/s/ Justin Ford
Justin Ford
Vice President, Human Resources and Head of People